SIGMA-ALDRICH CORPORATION
                      PRINCIPAL SUBSIDIARIES


Sigma-Aldrich Corporation (Delaware), the Registrant:

     1.  Sigma Chemical Company (Delaware)
               (A)  Sigma F & D Division, Inc. (Missouri)
               (B)  Sigma Redevelopment Corporation (Missouri)
               (C)  Sigma Second Street Redevelopment Corporation (Missouri)
               (D)  Sigma Israel Chemicals Ltd. (Israel)
               (E)  Sigma-Aldrich Chemie Holding GmbH (Germany)
               (F)  Sigma-Aldrich Chemie GmbH (Germany)
               (G)  Sigma-Aldrich Marketing, Inc. (Missouri)

     2.  Aldrich Chemical Company, Inc. (Delaware)
               (A)  Sigma-Aldrich N.V./S.A. (Belgium)
               (B)  Sigma Chemie B.V. (The Netherlands)
               (C)  Aldrich-Chemie Verwaltungs GmbH (Germany)
               (D)  Aldrich-Chemie GmbH & Co. K.G. (Germany)
               (E)  Sigma-Aldrich, S.r.l. (Italy)

     3.  B-Line Systems, Inc. (Missouri)
               (A)  Circle AW Products Company (Delaware)

     4.  Sigma-Aldrich Company, Ltd. (United Kingdom)

     5.  Sigma-Aldrich Foreign Sales Corporation (Barbados)

     6.  Fluka Chemie AG (Switzerland)
               (A)  Fluka Chemical Corporation (New Jersey)

     7.  Sigma-Aldrich Foreign Holding Company (Missouri)
               (A)  Sigma-Aldrich Quimica S.A. (Spain)
               (B)  Sigma-Aldrich Pty., Limited (Australia)
               (C)  Sigma-Aldrich Canada, Ltd. (Canada)
               (D)  Sigma-Aldrich s.r.o. (Czech Republic)
               (E)  Sigma-Aldrich Chemical Representacoes, Ltd. (Brazil)
               (F)  Sigma-Aldrich Quimica S.A. de C.V. (Mexico)
               (G)  Sigma-Aldrich Handels GmbH (Austria)
               (H)  Sigma-Aldrich Kft. (Hungary)
               (I)  Sigma-Aldrich Sp.zo.o (Poland)
               (J)  LabKemi AB (Sweden)
               (K)  Sigma-Aldrich Japan KK (Japan)
               (L)  Sigma-Aldrich Korea, Ltd. (Korea)
               (M)  Sigma-Aldrich Pte., Ltd. (Singapore)
               (N)  Sigma-Aldrich (Pty.) Ltd. (South Africa)
               (O)  Sigma-Aldrich India (New Delhi and Hyderbad)

     8.  Supelco, Inc. (Delaware)

     9.  Sigma-Aldrich Chimie S.N.C. (France)
               (A)  Sigma-Aldrich Chimie France S.a.r.l. (France)



All subsidiaries are directly or indirectly 100% owned.